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Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom (Illinois) Letterhead]

February 7, 2003

Ball Corporation
10 Longs Peak Drive
P.O. Box 5000
Broomfield, Colorado 80038-5000

Re:	Ball Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Ball Corporation, an Indiana corporation (the "Company"), in connection with the public offering of $300,000,000 aggregate principal amount of the Company's 6 7/8% Senior Notes Due 2012 (the "Exchange Notes") and related guarantees by the Subsidiary Guarantors (as defined below) (the "Subsidiary Guarantees"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 6 7/8% Senior Notes Due 2012, together with guarantees thereof by the Subsidiary Guarantors (the "Original Notes") under an Indenture dated as of December 19, 2002 (the "Indenture"), among the Company, The Bank of New York, as trustee (the "Trustee") and the Subsidiary Guarantors, as contemplated by the Registration Rights Agreement, dated as of December 19, 2002 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, Lehman Brothers, Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., McDonald Investments Inc., SunTrust Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC.

        Ball Aerospace & Technologies Corp., Ball Metal Food Container Corp., BG Holdings I, Inc., BG Holdings II, Inc., Latas de Aluminio Ball, Inc. and Ball Pan-European Holdings, Inc. are collectively referred to herein as the "Delaware Subsidiary Guarantors." Ball Metal Beverage Container Corp., Ball Metal Packaging Sales Corp., Ball Packaging Corp., Ball Plastic Container Corp., Ball Technologies Holdings Corp. and Efratom Holding, Inc. are collectively referred to herein as the "Non-Delaware Subsidiary Guarantors". The Delaware Subsidiary Guarantors and the Non-Delaware Subsidiary Guarantors are collectively referred to herein as the "Subsidiary Guarantors".

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; (v) the form of the Exchange Notes; (vi) the form of the Subsidiary Guarantees; and (vii) secretaries' certificates of the Delaware Subsidiary Guarantors. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Ball Corporation
February 7, 2003

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that all parties thereto (excluding the Delaware Subsidiary Guarantors, but including the Company and the Non-Delaware Subsidiary Guarantors), had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below with respect to the Exchange Notes) that such documents constitute valid and binding obligations of such parties. We have also assumed that the Company and the Non-Delaware Subsidiary Guarantors have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and that the Company and the Non-Delaware Subsidiary Guarantors have complied with all aspects of applicable laws of all jurisdictions (including their respective jurisdictions of incorporation) in connection with the transactions contemplated by the Exchange Offer. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and of public officials.

        Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and addressed to us. Donald C. Lewis, Vice President, General Counsel and Assistant Corporate Secretary of the Company, may rely on this opinion in rendering his opinion dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes and the Subsidiary Guarantees (both in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes and related guarantees surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms and (ii) each Subsidiary Guarantee will constitute a valid and binding obligation of the Subsidiary Guarantor that is a party thereto, enforceable against such Subsidiary Guarantor in accordance with its terms, except, in each case, to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Ball Corporation
February 7, 2003

        In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder and the execution and delivery by each of the Subsidiary Guarantors of their respective Subsidiary Guarantees and the performance by each Subsidiary Guarantor of its obligations thereunder and under the Indenture do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Subsidiary Guarantors or any of their properties are subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed under Item 21(a) in Part II of the Registration Statement or listed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, pursuant to Item 14(c) thereof.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)

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  Exhibit 5.1